                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

                                      DATED

                               AS OF JULY 11, 1997

                                  BY AND AMONG

                     CHRISTOPHER C. MOORE, MELODY J. MOORE,
                         AND THE CHRIS AND MELODY MOORE
                          CHARITABLE REMAINDER UNITRUST
                                 (AS "SELLERS")

                                       AND

                              DATA DOCUMENTS, INC.
                                  (AS "BUYER")

                                       AND

                               MOORE LABELS, INC.
                               (AS THE "COMPANY")

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----

ARTICLE 1 - TERMS OF PURCHASE AND SALE.......................................................2
        1.1    Sale of the Shares............................................................2
        1.2    Closing.......................................................................2
        1.3    Purchase Price; Delivery......................................................4
        1.4    Working Capital Adjustment....................................................4

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF THE PARTIES....................................6
        2.1    Representations and Warranties of the Sellers.................................6
               (a)    Capitalization;  Title to Shares.......................................6
               (b)    Subsidiaries...........................................................7
               (c)    Organization of the Company; Authorization.............................7
               (d)    No Conflict............................................................7
               (e)    Financial Statements...................................................7
               (f)    Long Term Debt; Absence of Undisclosed Liabilities.....................8
               (g)    Consents and Approvals of Governmental Authorities.....................8
               (h)    Real Property..........................................................8
               (i)    Personal Property......................................................9
               (j)    Contracts..............................................................9
               (k)    Intellectual Property.................................................10
               (l)    Litigation............................................................10
               (m)    Compliance with Laws..................................................11
               (n)    No Brokers and Finders................................................13
               (o)    Absence of Change.....................................................13
               (p)    Labor Matters.........................................................14
               (q)    Benefit Plan Matters..................................................15
               (r)    Inventory.............................................................16
               (s)    Accounts Receivable...................................................16
               (t)    Insurance.............................................................17
               (u)    Banking Relationships.................................................17
               (v)    Absence of Certain Commercial Practices...............................17
               (w)    Customers and Suppliers...............................................17
               (x)    Related Parties.......................................................18
               (y)    Returns...............................................................18
               (z)    Product Liability.....................................................18
               (aa)   No Competing Business.................................................18
               (bb)   No Misrepresentations.................................................19
               (cc)   Taxes.................................................................19
        2.2    Representations and Warranties of Buyer......................................21

               (a)    Organization of Buyer; Authorization..................................21
               (b)    No Conflict...........................................................21
               (c)    Litigation............................................................21
               (d)    No Brokers or Finders.................................................21
               (e)    Consents and Approvals................................................21
               (f)    Financial Statements of Buyer.........................................22
               (g)    No Misrepresentations.................................................22

ARTICLE 3 - COVENANTS AND OTHER  AGREEMENTS OF THE PARTIES..................................22
        3.1    Conduct of Business..........................................................22
        3.2    Diligence in Pursuit of Conditions Precedent.................................24
        3.3    Access to Information........................................................24
        3.4    Transition...................................................................24
        3.5    Monthly Financials...........................................................25
        3.6    No Solicitation..............................................................25
        3.7    Employment Agreement.........................................................25
        3.8    Non-Competition Agreement....................................................25
        3.9    Consent and Release Agreement................................................25
        3.10   Note Escrow..................................................................25
        3.11   Lien Release.................................................................26
        3.12   Further Assurances...........................................................26
        3.13   COBRA Compliance.............................................................26
        3.14   Tax Elections................................................................26
        3.15   Redemption of Redemption Shares..............................................26
        3.16   Waiver of Right of First Refusal.............................................26

ARTICLE 4 - CONDITIONS TO CLOSING...........................................................26
        4.l    General Conditions...........................................................26
        4.2    Conditions to the Sellers' Obligations.......................................27
               (a)    Buyer's Performance...................................................27
               (b)    Representations and Warranties True...................................27
               (c)    Payments..............................................................27
               (d)    Opinion of Counsel of Buyer...........................................27
               (e)    Escrow Agreements.....................................................27
        4.3    Conditions to Buyer's Obligations............................................27
               (a)    The Sellers' Performance..............................................28
               (b)    Representations and Warranties True...................................28
               (c)    Absence of Material Adverse Changes...................................28
               (d)    Approvals and Consents................................................28
               (e)    Opinion of Counsel of the Sellers.....................................28

               (f)    Due Diligence.........................................................28
               (g)    Employment Agreements.................................................29
               (h)    Non-Competition Agreement.............................................29
               (i)    Stock Certificates....................................................29
               (j)    Consent and Release Agreement.........................................29
               (k)    Lien Release..........................................................29
               (l)    Company Escrow Agreement..............................................29
               (m)    LLC Interest Purchase Agreement.......................................29
               (n)    Redemption of the Redemption Shares...................................29

ARTICLE 5 - TERMINATION.....................................................................29
        5.1    Termination..................................................................29
        5.2    Effect of Termination........................................................30

ARTICLE 6 - INDEMNIFICATION AND CLAIMS......................................................30
        6.1    Survival of Representations and Warranties...................................30
        6.2    Indemnification by the Sellers...............................................30
        6.3    Indemnification by Buyer.....................................................32
        6.4    Environmental Matters........................................................32
        6.5    Limitation on Indemnification................................................34
        6.6    Third Party Claims...........................................................34

ARTICLE 7 - TAXES...........................................................................35
        7.1    Tax Indemnity................................................................35
        7.2    Purchase Price Adjustment....................................................37
        7.3    Survival.....................................................................37

ARTICLE 8 - GENERAL PROVISIONS..............................................................37
        8.1    Notices......................................................................37
        8.2    Entire Agreement; Incorporation; Subsequent Modifications....................38
        8.3    Assignment; Binding Effect; Third Party Beneficiaries........................38
        8.4    Expenses of Sale.............................................................39
        8.5    Knowledge....................................................................39
        8.6    Counterparts.................................................................39
        8.7    Interpretation and Governing Law.............................................39
        8.8    Severability.................................................................39
        8.9    Reference to Days............................................................39
        8.10   Press Release................................................................39
        8.11   Dispute Resolution...........................................................40

                                    EXHIBITS

Form of Employment Agreement with Christopher C. Moore...................Exhibit A-1
Form of Employment Agreement with Melody J. Moore........................Exhibit A-2
Form of Employment Agreement with Norman A. Moeder.......................Exhibit A-3
Form of Non-Competition Agreement........................................Exhibit B
Form of Certificate of the Sellers.......................................Exhibit C
Form of Opinion of Counsel to the Sellers................................Exhibit D
Form of Consent and Release Agreement....................................Exhibit E
Form of Certificate of the Buyer.........................................Exhibit F
Form of Company Escrow Agreement.........................................Exhibit G
Form of Note Escrow Agreement............................................Exhibit H
Financial Statements.....................................................Exhibit I

                                LIST OF SCHEDULES

Schedule 1.4(a)            Working Capital Calculation
Schedule 2.1(e)            Preparation of Financial Statements
Schedule 2.1(f)(ii)        Undisclosed Liabilities
Schedule 2.1(g)            Consents and Approvals
Schedule 2.1(h)            Real Property
Schedule 2.1(i)            Personal Property; Liens
Schedule 2.1(j)(i)         Contracts
Schedule 2.1(j)(ii)        Contract Defaults
Schedule 2.1(j)(iv)        Executory Contracts with Indemnification Obligations
Schedule 2.1(j)(v)         Outstanding Bids
Schedule 2.1(k)            Intellectual Property (with geographic areas)
Schedule 2.1(l)            Proceedings; Judgments
Schedule 2.1(m)(i)         Non-Compliance with Laws
Schedule 2.1(m)(ii)        Environmental Matters
Schedule 2.1(m)(iii)(A)    Company Facilities
Schedule 2.1(m)(iii)(B)    Environmental Contractors and Off-Site Locations
Schedule 2.1(m)(iv)        Environmental Reports
Schedule 2.1(o)            Absence of Change
Schedule 2.1(p)(i)         Directors, Officers and Employees
Schedule 2.1(p)(ii)        Labor Disputes
Schedule 2.1(q)(i)         Benefit Plans
Schedule 2.1(q)(v)         Compliance with Employee Benefit Laws
Schedule 2.1(s)            Accounts Receivable
Schedule 2.1(t)            Insurance
Schedule 2.1(u)            Banking Relationships
Schedule 2.1(v)            Certain Commercial Practices
Schedule 2.1(w)            Customers and Suppliers
Schedule 2.1(x)            Related Parties
Schedule 2.1(y)            Returns of Merchandise
Schedule 2.1(z)            Products Liability
Schedule 2.1(aa)           Competing Businesses
Schedule 2.1(cc)           Taxes

                            STOCK PURCHASE AGREEMENT

        This Stock Purchase Agreement (the "Agreement") is entered into as of this 11th day of July, 1997, by and among Christopher C. Moore, an individual ("Chris Moore"), Melody J. Moore, an individual ("Melody Moore"), the Chris and Melody Moore Charitable Remainder Unitrust (the "Trust" and, collectively, with Chris Moore and Melody Moore, the "Sellers"), Moore Labels, Inc., a Kansas corporation (the "Company"), and Data Documents, Inc., a Nebraska corporation ("Buyer") (sometimes individually, a "Party" and collectively, the "Parties").

                                    RECITALS

        WHEREAS, the Company, among other things, currently owns and operates a prime label business and manufacturing facility located in Wichita, Kansas (the "Business");

        WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of the Company, consisting of 16,667 shares of common stock (collectively, the "Outstanding Shares");

        WHEREAS, on the Closing Date (as defined in Section 1.2), the Sellers (pro rata) will sell to the Company, and the Company will redeem from the Sellers (pro rata), 1,559 of the Outstanding Shares (collectively, the "Redemption Shares"), to be held by the Company as treasury stock;

        WHEREAS, after giving effect to the redemption by the Company of the Redemption Shares, the Sellers will own 15,108 shares of common stock (collectively, the "Shares"), representing all of the issued and outstanding shares as of the Closing Date;

        WHEREAS, Labelit Land Company, LLC, a Kansas limited liability company (the "LLC"), among other things, currently leases certain improved real estate (the "Land") located in Sedgwick County, Kansas (the "County"), from the County for the life of an Industrial Revenue Bond (the "IRB") with the County and, in turn, subleases the Land to the Company, which sublease arrangement will remain in place following the transactions contemplated by this Agreement;

        WHEREAS, Chris Moore, Melody Moore and Norman A. Moeder, an individual ("Norman Moeder" and, collectively, with Chris Moore and Melody Moore, the "Interestholders") own all of the issued and outstanding interests in the LLC (the "Interests");

        WHEREAS, concurrent with this Agreement, the Interestholders, Buyer and the Company have entered into an LLC Interest Purchase Agreement (the "LLC Interest Purchase Agreement"), whereunder, immediately after the Closing (as defined in Section 1.2) of the transactions contemplated in this Agreement, Buyer and the Company will purchase all of the Interests in the LLC from the Interestholders; and

        WHEREAS, the Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers the Shares, all upon the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual representations, warranties, covenants, agreements, terms and conditions set forth below, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                     ARTICLE 1 - TERMS OF PURCHASE AND SALE

        1.1 SALE OF THE SHARES. At the Closing (as defined in Section 1.2), upon the terms and subject to the condition set forth herein, the Sellers shall sell to Buyer, and Buyer shall purchase from the Sellers the Shares.

        1.2 CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Suite 4000, Los Angeles, California 90067, on July 31, 1997 or such other date as may be mutually agreed upon by the Parties (such date on which the Closing actually occurs to be referred to hereinafter as the "Closing Date"). At the Closing,

               (a) the Sellers will deliver to Buyer:

                      (i) certificates representing the Shares, duly endorsed in blank for transfer accompanied by duly executed stock powers assigning the Shares in blank which certificates shall not bear any legend restricting the transfer of such Shares (the "Stock Certificates");

                      (ii) a long-form certificate of good standing for the Company issued by the Secretary of State of the State of Kansas, certifying that the Company is in good standing upon the records of its offices, including tax good standing, and certificate(s) to transact business as a foreign corporation in each state in which the Company is so qualified, each as of a date no more than five business days prior to the Closing Date;

                      (iii) copies of the Articles of Incorporation, certified by the Secretary of State of the State of Kansas, and the bylaws of the Company, certified by the secretary or an assistant secretary of the Company, in each case as amended to date;

                      (iv) an Employment Agreement with each of Chris Moore, Melody Moore and Norman Moeder, substantially in the forms of EXHIBITS A-1, A-2, and A-3, respectively, attached hereto;

                      (v) a Non-Competition Agreement with each of Chris Moore and Melody Moore, substantially in the form of EXHIBIT B attached hereto;

                      (vi) the certificate, substantially in the form of EXHIBIT C attached hereto, referred to in Section 4.3(b);

                      (vii) the opinion of counsel to the Sellers, substantially in the form of EXHIBIT D attached hereto, referred to in Section 4.3(e);

                      (viii) resignations, or removals by the Sellers, of the directors of the Company;

                      (ix) the official stock register and minute books of the Company, certified by the secretary or an assistant secretary of the Company;

                      (x) originals of the Leases (as defined in Section 2.1(h)) relating to the Land or any other Real Property (as defined in Section 2.1(h)) (or, if the Company does not have an original, a copy certified by the Sellers to be a true and complete copy of any such Lease), specified material contracts, and such other documents as may be reasonably requested by Buyer;

                      (xi) any consents, approvals or other authorizations necessary to effect the transactions contemplated hereby;

                      (xii) a consent to this Agreement and release of the Company by John P. Moore ("John Moore") and Catherine Moore ("Catherine Moore" and, collectively, with John Moore, "John and Catherine Moore"), substantially in the form of EXHIBIT E attached hereto (the "Consent and Release Agreement"), relating to (A) that certain Redemption Agreement dated January 1, 1989 by and between John Moore and the Company, (B) that certain Promissory Note (the "Note") dated January 1, 1989 by the Company in favor of John Moore, and (C) the Escrow Instructions (the "Escrow Instructions") to First National Bank of Wichita, Kansas (now know as Intrust Bank N.A., "Intrust") dated February 21, 1989;

                      (xiii) a release ("Lien Release") of the lien held by Intrust pursuant to the Escrow Instructions; and

                      (ix) such other documents and instruments as Buyer or its counsel reasonably deems necessary to effectuate the transactions contemplated by this Agreement.

               (b) Buyer will deliver to the Sellers:

                      (i) the Cash Payment referred to in Section 1.3;

                      (ii) the certificate, substantially in the form of EXHIBIT F attached hereto, referred to in Section 4.2(b);

                      (iii) the opinion of counsel to Buyer referred to in
        Section 4.2(d);

                      (iv) the escrow agreement relating to a portion of the Purchase Price (as defined in Section 1.3), substantially in the form of EXHIBIT G attached hereto (the "Company Escrow Agreement");

                      (v) the escrow agreement relating to the Note, substantially in the form of EXHIBIT H attached hereto (the "Note Escrow Agreement"); and

                      (vi) such other documents and instruments as the Sellers or their counsel reasonably deem necessary to effectuate the transactions contemplated by this Agreement.

               (c) On the business day immediately preceding the Closing Date, the Parties shall conduct a pre-closing at the offices of Gibson, Dunn & Crutcher, LLP commencing at 9:00 a.m., at which each Party shall present for review by the other Party copies, in execution form, of all documents required to be delivered by any Party at the Closing.

        1.3 PURCHASE PRICE; DELIVERY. Except as otherwise provided below or in
Section 1.4 hereto, the aggregate purchase price to be paid by Buyer to the Sellers for the Shares (the "Purchase Price") shall equal $13,500,000, reduced by the amount by which the purchase price for the Interests (as set forth in Section 1.3 of the LLC Interest Purchase Agreement) exceeds $125,000, and shall consist of (i) $2,000,000, which will be paid into an escrow account on the Closing Date pursuant to the Company Escrow Agreement and which, subject to any offsets permitted pursuant to this Agreement, will be paid to the Sellers as provided therein (the "Company Escrow"), and (ii) the balance, which will be paid by wire transfer of immediately available funds on the Closing Date (the "Cash Payment") 66.66875% to Chris and Melody Moore and 33.33125% to the Trust.

        1.4    WORKING CAPITAL ADJUSTMENT.

               (a) As soon as reasonably practicable following the Closing Date, and in any event within ninety (90) calendar days thereof, Buyer shall cause the Company to prepare and deliver to the Sellers (i) a consolidated balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"), (ii) a calculation of the Closing Date Working Capital (defined below) of the Company, as set forth on the Closing Balance Sheet, and (iii) a physical inventory of the Company and a statement (the "Inventory Statement") of the gross value of the inventory, work-in-progress, stock in trade, finished goods and raw materials of the Company (collectively, the "Inventory") as of the close of business on the Closing Date. The Closing Balance Sheet and the Inventory Statement shall each be prepared consistently with the prior practices of the Company. "Closing Date Working Capital" as of any date shall mean (x) the current assets (including cash (without taking into consideration the cash used to purchase the Interests pursuant to the LLC Interest Purchase Agreement), accounts receivable and inventory) of the Company as of the Closing Date, minus (y) the current liabilities (including accounts payable, income taxes payable and other currant liabilities other than the current portion of the Company's long term debt) of the Company as of the Closing Date, calculated as set forth on Schedule 1.4(a) hereto. The value of the Inventory reflected on the Inventory Statement shall be based on the same costs used in determining the value of the Inventory on the books and records of the Company. At Buyer's sole option and cost, Buyer's accountant, Deloitte & Touche LLP, may participate in the preparation and/or review of the Closing Balance Sheet, the calculation of the Closing Date Working Capital and the Inventory Statement.

               (b) Notwithstanding Section 1.4(a), if it appears that there will be a material difference between the Closing Balance Sheet and the Interim Balance Sheet (as defined in Section 2.1(e)), then as soon as reasonably practical after Buyer is made aware of such material difference, Buyer shall notify the Sellers of such material difference and allow the Sellers to discuss and attempt to resolve any such material difference; provided, however, that if the Sellers and Buyer are unable to resolve such material difference within 30 days, then Buyer, without the Sellers, will complete the preparation of the Closing Balance Sheet, the calculation of the Closing Date Working Capital and the Inventory Statement in accordance with Section 1.4(a), subject to the provisions of Section 1.4(c).

               (c) Upon delivery of the Closing Balance Sheet, Buyer will provide the Sellers full access to the Company's records, and will use its reasonable best efforts to provide the Sellers access to Buyer's work papers, to the extent reasonably related to the Sellers' evaluation of the Closing Balance Sheet, the calculation of the Closing Date Working Capital and the Inventory Statement. If the Sellers disagree with the calculation of Closing Date Working Capital, the Sellers shall notify Buyer of such disagreement in writing, setting forth in detail the particulars of such disagreement, within thirty (30) days after the Sellers' receipt of the Closing Balance Sheet and the Inventory Statement. In the event that the Sellers do not provide such a notice of disagreement within such thirty (30) day period, the Sellers shall be deemed to have accepted the Closing Balance Sheet, the calculation of the Closing Date Working Capital and the Inventory Statement delivered by Buyer, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice or disagreement is timely provided, Buyer and the Sellers shall use their reasonable best efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of Closing Date Working Capital. If, at the end of such period, they are unable to resolve such disagreements, then KPMG Peat Marwick LLP (or such other independent accounting firm of recognized national standing as may be mutually selected by Buyer and the Sellers) (the "Auditor") shall resolve any remaining disagreements. The Auditor shall determine as promptly as practicable, but in any event within thirty (30) days of the date on which such dispute is referred to the Auditor, whether the Closing Balance Sheet and the Inventory Statement were prepared in accordance with the standards set forth in Section 1.4(a) and (only with respect to the remaining disagreements submitted to the Auditor) whether and to what extent (if any) the Closing Date Working Capital calculation requires adjustment. The fees and expenses of the Auditor shall be paid one-half by Buyer and one-half by the Sellers. The Auditor shall have exclusive jurisdiction over any disputes arising out of or relating to the Closing Balance Sheet, the calculation of the Closing Date Working Capital or the Inventory Statement, and resort to the Auditor, as provided in this Section 1.4(c), shall be the sole recourse and remedy of the Parties against one another or any other person with respect to any such disputes. The determination of the Auditor shall be final, conclusive and binding on the Parties and shall be enforceable in any court of competent jurisdiction.

               (d) The "Adjustment Amount," which may be positive or negative, shall mean (i) the Closing Date Working Capital minus (ii) Two Million Dollars ($2,000,000). If the Adjustment Amount is a positive number, then the Purchase Price will be increased by the Adjustment Amount, and if the Adjustment Amount is a negative number, the Purchase Price will be decreased by the Adjustment Amount. If any positive adjustment is necessary pursuant to this

Section 1.4(d), Buyer shall, within five business days of the determination of the positive Adjustment Amount, pay to the Sellers by wire transfer of immediately available funds an amount equal to such Adjustment Amount. If any negative adjustment is necessary pursuant to this Section 1.4(d), the Sellers shall, within five business days of the determination of the negative Adjustment Amount, pay to Buyer by wire transfer of immediately available funds an amount equal to such Adjustment Amount.

                   ARTICLE 2 - REPRESENTATIONS AND WARRANTIES
                                 OF THE PARTIES

        2.1 REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Each of the Sellers, jointly and severally, represents and warrants to Buyer, as of the date of this Agreement, as set forth below:

               (a) CAPITALIZATION; TITLE TO SHARES. The authorized capital stock of the Company consists solely of 50,000 shares of common stock, of which (i) 16,667 shares are issued and outstanding and owned of record and beneficially by the Sellers (i.e., the Outstanding Shares) and (ii) 33,333 shares are issued but held by the Company as treasury shares (the "Treasury Stock" and, collectively, with the Outstanding Shares, the "Issued Shares"). All of the Issued Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Company holds the Treasury Stock free and clear of all liens, security interests, pledges, mortgages, charges, limitations, claims, restrictions, rights of first refusal, rights of first offer, rights of first negotiation or other encumbrances of any kind or nature whatsoever (collectively, "Encumbrances"), given the effect of the Consent and Release Agreement. On the Closing Date, after giving effect to the redemption of the Redemption Shares by the Company, (1) 15,108 shares will be issued and outstanding and owned of record and beneficially by the Sellers (i.e., the Shares) and (2) 34,892 shares will be issued but held by the Company as treasury shares, free and clear of all Encumbrances. There are no securities outstanding convertible into, exchangeable for or carrying the right to acquire equity securities of the Company, or subscriptions, warrants, options, rights, calls, agreements, demands or other arrangements or commitments of any character obligating the Company to issue or dispose of any of its equity securities or any ownership interests therein or otherwise relating to the capital stock of the Company. The sale and delivery of the Shares to Buyer pursuant to Article 1 hereof will vest in Buyer legal and valid title to the Shares, free and clear of any and all Encumbrances, other than Encumbrances created by Buyer. The sale and delivery of the Redemption Shares to the Company pursuant to Section 3.15 hereof will vest in the Company legal and valid title to the Redemption Shares, free and clear of any and all Encumbrances, other than Encumbrances created by the Company.

               (b) SUBSIDIARIES. The Company does not hold a direct, indirect or beneficial interest in any entity (corporation, partnership, joint venture, association or other business enterprise).

               (c) ORGANIZATION OF THE COMPANY; AUTHORIZATION. The Company is duly incorporated, organized, validly existing and in good standing under the laws of the State of Kansas and is qualified to transact business as a foreign corporation in all states in which its operations, properties or assets require such qualification. Each of the Company and the Sellers has full power and authority (i) to execute and deliver this Agreement and (ii) to perform his, her or its obligations hereunder. The Company has full corporate power and authority to own, lease and operate its properties and to carry on the Business or any of its other operations as now being conducted. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the Company and the Sellers and this Agreement constitutes a valid and binding obligation of the Company and the Sellers enforceable against each of the Company and the Sellers in accordance with its terms.

               (d) NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by the Company or the Sellers will (i) violate any provision of the charter or bylaws of the Company; (ii) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any Contract (as defined in Section 2.1(j)); or (iii) violate any material statute, law, rule or regulation including, without limitation, any Environmental Law (as defined in Section 2.1(m)) or any judgment, decree or order of any court or other governmental authority binding upon the Company or the Sellers.

               (e) FINANCIAL STATEMENTS. The Sellers have delivered to Buyer the unaudited balance sheets of the Company for the four years ended December 31, 1996 (the "Unaudited Balance Sheets") and the related unaudited income statements for the four-year period ended December 31, 1996 (the "Unaudited Financial Statements"), and the unaudited balance sheet of the Company as of May 31, 1997 (the "Interim Balance Sheet") and related unaudited income statement for the period then ended (the "Interim Financial Statement" and, collectively, with the Unaudited Financial Statements, the "Financial Statements," copies of which are attached hereto as EXHIBIT I). Except as listed on Schedule 2.1(e) hereto, the Financial Statements, together with the notes thereto, (i) were prepared in accordance with the books and records of the Company; (ii) fairly present the financial position at, and the results of operations for the periods covered thereby; (iii) were prepared on the income tax basis of accounting, consistent with the prior practice of the Company; (iv) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company's financial condition and the results of its operations for the periods covered by said Financial Statements; (v) contain and reflect adequate provisions for all reasonably anticipated liabilities, including liabilities for all taxes, whether federal, state, local or foreign, with respect to the periods then ended and all prior periods; and (vi) with respect to contracts and commitments for the sale of products or other goods or services by the Company, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts.

               (f)    LONG TERM DEBT; ABSENCE OF UNDISCLOSED LIABILITIES.

                      (i) The only long term debt of the Company consists of the outstanding principal balance owed by the Company to John Moore under the Note, with an original principal balance of $772,270 and a current principal amount of approximately $464,625, to be adjusted to reflect any payments or accrued but unpaid interest thereon during the period from May 31, 1997 through the Closing Date.

                      (ii) Except (A) as listed in Schedule 2.1(f)(ii) hereto and (B) for liabilities incurred in the ordinary course of business and consistent with past practices, from the date of the Interim Balance Sheet to the date of this Agreement, the Company has not incurred any liability or obligation (whether accrued, absolute, contingent or otherwise), and whether due or to become due (including, without limitation, any liability for Taxes (as defined in Section 2.1(cc)) and interest, penalties and other charges payable with respect to any such liability or obligation) of a nature required by the Company's past accounting practices to be reflected on a corporate balance sheet or disclosed in the notes thereto. To the knowledge of the Sellers, there are no currently existing conditions with respect to the Company which might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, net worth, results of operations, earnings, properties or prospects, whether or not arising in the ordinary course of business, of the Company or the Business.

               (g) CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except as set forth on Schedule 2.1(g) hereto, no consent, approval or authorization of, or declaration, filing or registration by the Sellers or the Company with any governmental authority is required in connection with the execution, delivery and performance by the Company or the Sellers of this Agreement or the consummation of the transactions contemplated hereby, other than state or local laws and regulations with which the Company and/or the Sellers will have complied on or before the Closing Date.

               (h) REAL PROPERTY. Schedule 2.1(h) hereto sets forth the street address of each parcel of real property, owned, leased, operated or otherwise currently used by the Company (the "Real Property"), the name of the owner of such Real Property, and lists each lease ("Lease") of Real Property under which the Company is a lessee, sub-lessee, lessor or sub-lessor. Except as otherwise set forth on such Schedule 2.1(h): (i) the Sellers have delivered to Buyer complete and correct copies of all of the Leases and title reports relating to the Real Property; (ii) the Company has good and marketable title to all of the owned Real Property and, on the Closing Date, Buyer will obtain good and marketable title to such owned Real Property, free and clear of all Encumbrances, except for Encumbrances created by or arising through Buyer (including any existing Encumbrances expressly assumed by Buyer); (iii) each Lease is in full force and effect; (iv) the Company is not in default with respect to any material term or condition of any Lease, and no event has occurred which, either of itself or with the passage of time or the giving of notice or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of the Company; (v) the buildings, fixtures and other improvements located on the Real Property are in good operating condition and repair, normal wear and tear excepted; and (vi) the Company holds valid and effective permits and licenses required by all applicable laws relating to its operation and use of the Real Property in connection with the Business or otherwise.

               (i) PERSONAL PROPERTY. Except as set forth in Schedule 2.1(i) hereto, the Company has good and marketable title to all of the personal property used in the Business or otherwise material to the financial condition of the Company and, on the Closing Date, Buyer will obtain good and marketable title to such property, free and clear of any and all Encumbrances, except for
(i) Encumbrances created by or arising through Buyer (including, without limitation, by reason of any capitalized leases assumed by Buyer); and (ii) the Encumbrances listed in such Schedule 2.1(i). All of the assets and properties (whether owned or leased) of the Company have been well-maintained and are in good operating condition, free from defects other than such minor defects as do not materially interfere with the continued use thereof in normal operations. The Interim Balance Sheet reflect all tangible assets and properties, real or personal, used by the Company in the conduct of the Business or otherwise.

               (j)    CONTRACTS.

                      (i) Schedule 2.1(j)(i) hereto contains a true, correct and complete list of each contract, license, lease, purchase and sale order (other than purchase and sales orders entered into in the ordinary course of business) and other agreement, whether written or oral (including any and all amendments thereto), to which the Company is a party (collectively, the "Contracts") under which the value of services to be performed or goods to be provided by the Company or the cost of services to be performed or goods to be provided to the Company is expected to exceed $10,000.

                      (ii) Each Contract is in full force and effect, valid and binding and enforceable against the Company and, to the Sellers' knowledge, each other party thereto, in accordance with its terms. Except as set forth on Schedule 2.1(j)(ii) hereto, neither the Company nor, to the Sellers' knowledge, any other party to any of the Contracts, is in breach or default with respect to any term or condition thereof, and neither the Sellers nor the Company have received any notice that any event has occurred that, with the passage of time or the giving of notice, or both, would constitute such a breach or default thereunder.

                      (iii) The Company is not a party to any contract which, under the circumstances which exist as of the Closing Date, could have a material adverse effect on the Business or the Company if the obligations of such parties thereunder are substantially performed and no Contract obligates the Company (A) to purchase goods or services in excess of reasonably anticipated needs after the Closing Date or on terms which are materially less favorable than those obtainable from other suppliers of similar goods or services; or (B) to sell goods or services after the Closing Date which cannot be produced or delivered pursuant to existing manufacturing or working conditions or at other than normal profit margins consistent with the past practices of the Company.

                      (iv) Schedule 2.1(j)(iv) hereto identifies each executory Contract under which the Company is obligated to provide indemnification or to pay consequential or incidental damages in excess of amounts which would be covered by insurance.

                      (v) Schedule 2.1(j)(v) hereto lists each outstanding bid or proposal for a contract under which the value of services to be performed or goods to be provided by the Company or the cost of services to be performed or goods to be provided to the Company is expected to exceed $10,000.

               (k) INTELLECTUAL PROPERTY. Schedule 2.1(k) hereto sets forth a true, complete and correct list of each patent, patent application, copyright, copyright application, trademark, trademark registration (in any such case, whether registered or to be registered in the United States of America or elsewhere) and trade name (including the name "Moore Labels, Inc.") (collectively, the "Intellectual Property Rights"). Except as indicated in
Schedule 2.1(l)(i) hereto, (i) there are not and have not been any Proceedings (as defined in Section 2.1(l)) involving the Company concerning any of the Intellectual Property Rights nor, to the best knowledge of the Sellers, is any such action or proceeding threatened; (ii) the Company owns all right, title and interest in and to the Intellectual Property and, on the Closing Date, Buyer will obtain all of such right, title and interest to the Intellectual Property, free and clear of any and all Encumbrances; (iii) the Company has the right and authority to use all items of Intellectual Property Rights in connection with the conduct of the Business in the manner presently conducted and to convey such right and authority to Buyer and such use does not conflict with, infringe upon or violate any Intellectual Property of any other person, firm or corporation; and (iv) there are no outstanding nor, to the best knowledge of the Sellers, threatened, disputes or disagreements with respect to any Intellectual Property.

               (l) LITIGATION. Except as provided in Schedule 2.1(l) hereto, there is no action, suit, arbitration, litigation, investigation, audit or other proceeding (collectively, a "Proceeding") by or before any court, governmental authority or other tribunal pending or, to the knowledge of the Sellers, threatened, against the Company which questions or challenges the validity of this Agreement or any action taken or to be taken pursuant to this Agreement or in connection with the transactions contemplated hereby. Schedule 2.1(l) attached hereto lists all pending Proceedings against the Company or initiated by the Company against third parties, except for Proceedings which seek only monetary relief in an amount not exceeding $2,500 in any one Proceeding or group of Proceedings which arise out of the same facts, but not exceeding $5,000 in the aggregate. Except as listed in Schedule 2.1(l) hereto, the Company is not subject to any judgment, order or decree.

               (m)    COMPLIANCE WITH LAWS.

                      (i) The Company is in compliance with all federal, state and local laws, ordinances, rules and regulations applicable to the Business and any of the Company's other operations or properties (including, without limitation, Environmental Laws (as defined in Section 2.1(m)(v)(C)), building codes and zoning ordinances and similar laws, and those relating to equal opportunity employment practices) currently in effect. Except as set forth on Schedule 2.1(m)(i) hereto, neither the Sellers nor the Company have received any notification of any asserted present or past failure by the Company to comply with any law, ordinance, rule or regulation which has not been completely complied with or corrected prior to the date hereof without any material adverse effect, past or present, on the Company or the Business. The Company has at all times possessed, has been, and is in compliance in all material respects with, all governmental permits, licenses and authorizations (including all Environmental Permits (as defined in Section 2.1(m)(v)(E)) necessary for the conduct of the Business and any of its other operations on and prior to the Closing Date. The present conduct of the Business is not dependent upon any so-called "non-conforming use" exception or any other exception that would terminate or otherwise be impaired by the transactions contemplated hereby.

                      (ii) Neither the Sellers nor the Company have received any notification of any proposed special assessment or any proposed material change in property tax, land use or zoning laws affecting the Business or the Real Property. The Company is in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in (A) the Environmental Laws; (B) any regulation, code, plan, order, decree, judgment, notice or demand issued, entered, promulgated or approved thereunder; or (C) to the best of the Sellers' knowledge, any proposed law, rule or regulation which is not in effect as of the date hereof but would have applicability to the Business or the Company upon its effectiveness. Except as set forth on Schedule 2.1(m)(ii) hereto, no Hazardous Material (as defined in Section 2.1(m)(v)(F)) has been generated, used, treated, stored, released, disposed of, or discharged into the environment, on or from any Company Facility (as defined in Section 2.1(m)(iii)), nor have the Sellers been notified that any Hazardous Material has been released on or from any locations at which the Company arranged, by contract, agreement or otherwise for use, disposal, storage, treatment, transport for disposal or treatment, of any Hazardous Material. Except as set forth on Schedule 2.1(m)(ii) hereto, there is no (X) Environmental Condition (as defined in Section 2.1(m)(v)(B)); (Y) asbestos-containing material installed at any Company Facility; or (Z) polychlorinated biphenyls (PCBs) deposited or contained in any existing equipment or otherwise located at any Company Facility. The Company is not and, to the best of the Sellers' knowledge, will not be subject to any liability to any third party for any Personal Injury (as defined in Section 2.1(m)(v)(G)) of any person, including, without limitation, any employee or former employee of the Company (1) in any way arising out of any exposure prior to the Closing Date to any Hazardous Material present at or generated by any Company Facility or elsewhere on or prior to the Closing Date; or (2) in any way arising out of any exposure after the Closing Date to any Hazardous Material that was present at or generated by any Company Facility or elsewhere at or prior to the Closing Date.

                      (iii) Schedule 2.1(m)(iii)(A) hereto sets forth a full and complete list of any real property or any other facility currently or in the past owned, operated or leased by the Company (collectively, a "Company Facility"). The Company, or any agent of the Company, including any employee or former employee of the Company, has not generated, used or stored any Hazardous Material at any off-site location. Schedule 2.1(m)(iii)(B) hereto sets forth a full and complete list of each third party to which or with which the Company, or any agent of the Company, including any employee or former employee of the Company, has arranged, by contract, agreement or otherwise for the disposal, storage, treatment, transport for disposal, storage or treatment of any Hazardous Material, and each off-site location such Hazardous Material was disposed, stored or treated, subsequent to December 31, 1984, and, to the Sellers' best knowledge, prior to January 1, 1985.

                      (iv) True, correct and complete copies of all environmental reports relating to each Company Facility, whether currently or previously owned, leased, used or operated by the Company, are attached hereto as Schedule 2.1(m)(iv).

                      (v) As used in this Agreement, the following terms shall have the following meanings:

                             (A) "CERCLA" means the Comprehensive Environmental
               Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.).

                             (B) "Environmental Condition" means (1) any
               condition arising out of any release or threatened release of Hazardous Materials from or on any Company Facility, (2) any condition at any location arising out of any release or threatened release of Hazardous Materials which the Company generated, (3) any violation by the Company of any Environmental Permit or of any Environmental Law or (4) any condition at any Company Facility requiring investigation or remediation under any Environmental Law.

                             (C) "Environmental Laws" means, in each case as in
               effect on the applicable date prior to the Closing Date, 42 U.S.C. Section 9607 and 9613(f) of CERCLA (42 U.S.C. Section9601 et. seq.), the Hazardous Material Transportation Act (49 U.S.C.
               Section 1801 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C.
               Section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601 et seq.) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and any other federal, state, local or foreign law relating to Environmental Matters, the rules and regulations promulgated under any thereof, and any provisions of common law providing for any remedy or right of recovery with respect to Environmental Matters.

                             (D) "Environmental Matters" means any matter
               arising out of or relating to the production, storage, handling, use, emission, disposal, discharge, transportation, or release of any contaminant, waste, or hazardous or toxic material, or other substance or material regulated by law, or otherwise arising out of or relating to safety, health, sanitation or the environment, and shall include, without limitation, the costs of investigating and remediating the same, any fines and penalties arising in connection therewith, and any claim in respect thereof for damages, declaratory relief or injunctive relief for alleged Personal Injury, property damage or damage to natural resources under common law or other Environmental Law.

                             (E) "Environmental Permit" means each permit,
               license, order, variance, registration or other authorization of any Federal, state or local governmental agency issued, approved or required to be obtained under any Environmental Law.

                             (F) "Hazardous Material" means (1) any pollutant,
               contaminant, petroleum, crude oil or any fraction thereof or hazardous waste or hazardous substance, within the meaning of such terms under CERCLA or any other Environmental Law and (2) any other hazardous or toxic substance or material, or any material requiring investigation or remediation, or which are regulated, within the meaning of any Environmental Law applicable to the Company or to which its properties or other assets are subject.

                             (G) "Personal Injury" means any illness,
               disability, injury or death.

               (n) NO BROKERS AND FINDERS. Neither the Sellers, the Company nor any of their respective affiliates, officers, directors, employees or agents has incurred any liability for any brokerage or finders' fees or commissions or similar payments in connection with any of the transactions contemplated hereby.

               (o) ABSENCE OF CHANGE. Since the date of the Interim Balance Sheet, except as listed in Schedule 2.1(o) hereto or as otherwise contemplated by this Agreement, there has not been any:

                      (i) transaction by the Company not in the ordinary course of its business;

                      (ii) material adverse change in the operations, condition (financial or otherwise), prospects, assets or liabilities (whether absolute, accrued or contingent or otherwise) of the Business or the Company;

                      (iii) damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business or the Company;

                      (iv) sale or transfer of any asset of the Company, except sales in the ordinary course of its business;

                      (v) mortgage, pledge or subjection to lien, charge or encumbrance of any kind, of any asset of the Company, except for (A) liens for Taxes (as defined in Section 2.1(cc)) not due, (B) purchase money security interests and (C) mechanics' liens being disputed by the Company in good faith and by appropriate proceedings;

                      (vi) increase in, or commitment to increase, the compensation payable or to become payable to any employee of the Company, or any bonus payment or similar arrangement made to or with any of such employees, other than salary increases resulting from promotions and routine pay raises, in each case in the ordinary course of business and in accordance with past practice;

                      (vii) adoption of a plan or agreement or amendment to any plan or agreement providing any new or additional employment benefits for any employee;

                      (viii) payment or declaration of any distribution of cash or any other asset, in the nature of a dividend, in redemption or as the purchase price of any of the Company's capital stock or in discharge or cancellation, in whole or in part, of any indebtedness owing to its shareholders, or any purchase, redemption, retirement, sale, issuance or other acquisition of any stock, notes or other securities; or

                      (ix) alteration in the manner of keeping the Company's books, accounts or records, or in the accounting practices therein reflected.

               (p) LABOR MATTERS. Schedule 2.1(p)(i) hereto contains a true and correct list of the names and current salaries of all directors and elected and appointed officers of the Company and each of the Company's employees with a salary in excess of $25,000. The Company is not a party to, or otherwise bound by, any collective bargaining agreement. Except as set forth on Schedule 2.1(p)(ii) hereto, (i) there are no claims for unfair labor practices or any other disputes pending or, to the Sellers' knowledge, threatened, against the Company by any of its employees or any third party; (ii) the Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (iii) no charges, audits, investigations or complaint proceedings are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices with respect to the Company; and (iv) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Sellers, threatened against the Company and the Company has not experienced any work stoppage or other labor difficulty.

               (q) BENEFIT PLAN MATTERS.

                      (i) EMPLOYEE BENEFIT PLANS AND BENEFIT ARRANGEMENTS.
        Schedule 2.1(q)(i) hereto sets forth all Employee Benefit Plans (as defined in Section 2.1(q)(vi)(E)) and Benefit Arrangements (as defined in Section 2.1(q)(vi)(A)) that are sponsored or contributed to by the Company or any of its ERISA Affiliates (as defined in Section 2.1(q)(vi)(H)) covering the Company's employees or former employees. True and complete copies of all such Employee Benefit Plans and Benefit Arrangements and related trust agreements, insurance contracts and investment management agreements, including all amendments thereto have been delivered to Buyer. The Company is not currently providing, nor is it obligated to provide, any health or other benefits to John Moore.

                      (ii) EMPLOYEE PENSION BENEFIT PLANS. Neither the Company nor any of its ERISA Affiliates sponsors, maintains or contributes to or has an obligation to contribute to any Employee Pension Benefit Plan (as defined in Section 2.1(q)(vi)(F)).

                      (iii) GROUP HEALTH PLANS. With respect to all Group Health Plans (as defined in Section 2.1(q)(vi)(I)) maintained by the Company or any of its ERISA Affiliates for the benefit of the employees, former employees and beneficiaries of such employees and former employees, of any of them, the Company and its ERISA Affiliates have complied in all material respects with the provisions of COBRA.

                      (iv) ADDITIONAL BENEFITS. No individual shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Benefit Plan (as defined in Section 2.1(q)(vi)(B)), including the right to receive any parachute payment as defined Section 280G of the Code or become entitled to severance, termination allowance or similar benefits as a direct result of the transactions contemplated by this Agreement.

                      (v) COMPLIANCE WITH LAWS. Except as set forth on Schedule 2.1(q)(v) hereto, each Benefit Plan has at all times prior hereto been maintained in all material respects, by its terms and in operation, in accordance with all applicable laws. The Company and its ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and applicable law or required to be paid as expenses under such Benefit Plan, and the Company and its ERISA Affiliates shall continue to do so through the Closing Date.

                      (vi)   DEFINITIONS.

                             (A) "Benefit Arrangement" means any material
               benefit arrangement that is not an Employee Benefit Plan, including (1) any employment or consulting agreement, (2) any arrangement providing for insurance coverage or workers' compensation benefits, (3) any incentive or deferred bonus arrangement, (4) any arrangement providing termination allowance, severance or similar benefits, (5) any equity compensation plan,
               (6) any deferred compensation plan and (7) any compensation policy or practice.

                             (B) "Benefit Plan" means any Employee Benefit Plan
               or Benefit Arrangement that is sponsored or contributed to by the Company or any of its ERISA Affiliates covering the Company's employees or former employees.

                             (C) "COBRA" means the Consolidated Omnibus Budget
               Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

                             (D) "Code" means the Internal Revenue Code of 1986,
               as amended.

                             (E) "Employee Benefit Plan" means any employee
               benefit plan, as defined in Section 3(3) of ERISA.

                             (F) "Employee Pension Benefit Plan" means any
               employee pension benefit plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA, other than a Multiemployer Plan.

                             (G) "ERISA" means the Employee Retirement Income
               Security Act of 1974, as amended.

                             (H) "ERISA Affiliate" of the Company means any
               other person that, together with the Company as of the relevant measuring date under ERISA, was or is required to be treated as single employer under Section 414 of the Code.

                             (I) "Group Health Plan" means any group health plan
               as defined in Section 5000(b)(1) of the Code.

               (r) INVENTORY. The quantities of inventory maintained by the Company are reasonable in the present circumstances of the business of the Company. The values reflected on the Company's Interim Balance Sheet of obsolete or substandard items of inventory have been written down to realizable market values or written off, or adequate reserves therefor have been established on, or are not material to, the Company's Interim Balance Sheet. All inventories not written off have been priced at the lower of cost (on a first-in, first-out basis) or market. From the date of the Company's Interim Balance Sheet to the Closing Date, the level of write-downs experienced by the Company is consistent on a pro rata basis with the write-downs for the period reflected in the Company's Interim Income Statement. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

               (s) ACCOUNTS RECEIVABLE. The accounts receivable of the Company shown on the Interim Balance Sheet and all accounts receivable which have arisen subsequent to May 31, 1997, have been collected or are collectible in the ordinary course of business, net of the reserves identified on the Interim Balance Sheet or the notes thereto. Schedule 2.1(s) hereto includes a complete and accurate aging schedule of all of the Company's outstanding accounts receivable as of July 1, 1997.

               (t) INSURANCE. Schedule 2.1(t) hereto lists all insurance policies presently covering the Company, including policies held by the Company and policies held by third parties under which the Company is a named insured. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Neither the Sellers nor the Company have received any notification that material changes are required in the conduct of the Business or the Company's other operations as a condition to the continuation of coverage or renewal of any such policy. The Sellers have heretofore made available to Buyer true and complete copies of all such policies.

               (u) BANKING RELATIONSHIPS. Schedule 2.1(u) hereto sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all persons authorized to have access thereto, draw thereon or make withdrawals therefrom. At the Closing, copies of all records, including all signatures or authorization cards, pertaining to such safe deposit boxes and bank accounts will be in the possession of the Company.

               (v) ABSENCE OF CERTAIN COMMERCIAL PRACTICES. Except as set forth on Schedule 2.1(v), the Company has not, and no shareholder, director, officer, agent, employee or other person acting on behalf of the Company has, (i) given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person who is in a position to help or hinder the Company or assist the Company in connection with any proposed transaction, which gift or similar benefit, if not continued in the future, might materially and adversely affect the Business or the Company; or (ii) used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to governmental officials or others or established or maintained any unlawful or unrecorded funds in violation of
Section 30A of the Securities Exchange Act of 1934, as amended. The Company has not, and no shareholder, director or officer or, to the best of the Sellers' knowledge, no agent, employee or other person acting on behalf of the Company has, accepted or received any unlawful contributions, payments, gifts, or expenditures.

               (w) CUSTOMERS AND SUPPLIERS. Schedule 2.1(w) hereto sets forth
(i) a true and correct list of the ten largest customers of the Company in terms of sales during the fiscal year ended December 31, 1996, showing the approximate total sales by the Company to each such customer during such fiscal year; and
(ii) a true and correct list of the ten largest suppliers of the Company in terms of purchases during the fiscal year ended December 31, 1996, showing the approximate total purchases by the Company from each such supplier during such fiscal year. Except for the customers named in Schedule 2.1(w), the Company had no customer who accounted for more than 5% of the Company's sales in any 12-month period ended December 31, 1996 or May 31, 1997. Except for the suppliers named in Schedule 2.1(w), there is no supplier from whom the Company purchased more than 5% of the goods or services in any 12-month period which it purchased during the period ended December 31, 1996 or May 31, 1997. No significant customer of the Company has notified the Sellers or the Company of any intention to change its current business relationship with the Company.

               (x) RELATED PARTIES. Except as set forth in Schedule 2.1(x) hereto, there is not currently, nor in the last five years has there been, any transactions in excess of an aggregate of $10,000 between the Company and any officer, director or shareholder of the Company, or any of their respective relatives or affiliates, or any payment (however characterized) by the Company to any such related party or by any such related party to the Company.

               (y) RETURNS. Except as set forth on Schedule 2.1(y) hereto, there are no claims against the Company to return in excess of an aggregate of $10,000 of merchandise by reason of alleged over-shipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable.

               (z) PRODUCT LIABILITY. Except as set forth on Schedule 2.1(z) hereto, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental authority pending or, to the knowledge of the Sellers, threatened against or involving the Company relating to any product alleged to have been manufactured or sold by the Company and alleged to have been defective, or improperly designed or manufactured, nor, to the knowledge of the Sellers, is there any valid basis for any such action, proceeding or investigation. The representations and warranties in this Section 2.1(z) have been made by the Sellers without qualification in reliance on their protection against liability by product liability coverage under the Company's existing insurance policy or policies.

               (aa) NO COMPETING BUSINESS.  Except as set forth on
Schedule 2.1(aa), neither the Sellers nor any entity (if any) in which any of the Sellers has any direct or indirect equity interest, competes with or conducts any business similar to the Business or the Company.

               (bb) NO MISREPRESENTATIONS. No representation, warranty or statement made, or information provided, by the Company or the Sellers in this Agreement or in any other document or instrument furnished or to be furnished by or on behalf of the Company or the Sellers pursuant hereto or as contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

               (cc) TAXES. The Company has filed all tax returns required to have been filed by the Company as of the date hereof and has paid all federal, state, local, foreign or other tax assessments or other governmental charges, including, without limitation, any income, estimated income, gross income, gross receipts, business, occupation, franchise, property, ad valorem, sale or use, employment or withholding, social security or unemployment, backup withholding, excise, severance, value added, premiums, intangibles, unitary, capital gain, prohibited transactions, excess profits, transfer and all other taxes, including interest, penalties and additions thereon (collectively, "Taxes") due to any taxing authority with respect to all periods prior to the date hereof, except as contested in good faith and for which the Company has made adequate reserves on the Interim Balance Sheet. All such returns were true and correct in all material respects as of the date on which they were filed. Except as set forth on Schedule 2.1(cc) hereto:

                      (i) No such return contains, or will contain a disclosure statement under Section 6662 of the Code or any similar provision of state, local or foreign law;

                      (ii) The Company has not received written notice that the Internal Revenue Service ("IRS") or any other taxing authority has asserted against the Company any deficiency or claim for additional Taxes in connection therewith;

                      (iii) All Tax deficiencies asserted or assessed against the Company have been paid or finally settled;

                      (iv) There is no pending or threatened action, audit, proceeding, or investigation with respect to (A) the assessment or collection of Taxes; or (B) a claim for refund made by the Company with respect to Taxes previously paid;

                      (v) All amounts that are required to be collected or withheld by the Company with respect to Taxes of the Company have been duly collected or withheld. All such amounts that are required to be remitted to any taxing authority have been duly remitted;

                      (vi) All federal, state, local and foreign income tax returns of the Company have been examined by the IRS or the relevant state, local or foreign taxing authority or closed by applicable statutes of limitation, and all liabilities for income taxes asserted by the IRS (or the relevant taxing authority) have been satisfied, for all taxable years ending on or before December 31, 1992. Returns of the Company for taxable years beginning subsequent to December 31, 1992 remain subject to examination, but additional Taxes, if any, resulting from such examinations will not have a material adverse effect on the Business or the Company taken as a whole;

                      (vii) The Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment filing of, any Tax;

                      (viii) The provisions for Taxes currently payable on the Interim Balance Sheet are at least equal, as of the date thereof, to all unpaid Taxes of the Company, whether or not disputed.

                      (ix) Since the date of the Interim Balance Sheet, the Company has not taken any action not in accordance with past practice that would have the effect of deferring any Tax liability of the Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date;

                      (x) None of the income recognized, for federal, state, local or foreign income tax purposes, by the Company during the period commencing on the date hereof and ending on the Closing Date will (A) be derived other than in the ordinary course of business or (B) arise from transactions of a type not reflected on the relevant return for the taxable period ending on the day immediately preceding the Closing Date;

                      (xi) No consent has been filed under Section 341(f) of the Code with respect to the Company;

                      (xii) The Company was acquired in a "qualified stock purchase" under Section 338(d)(3) of the Code and no elections under
        Section 338(g) of the Code, protective carryover basis elections, or offset prohibition elections are applicable to the Company;

                      (xiii) The Company has not participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code;

                      (xiv) The Company is not required to include in income any adjustment pursuant to Section 481(a) of the Code (or similar provisions of other law or regulations) by reason of a change in accounting method nor does the Company have any knowledge that the IRS (or other taxing authority) has proposed, or is considering, any such change in accounting method that would be applicable to the Company;

                      (xv) None of the assets of the Company constitutes property which is required to be treated as owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

                      (xvi) None of the assets of the Company secure any debt, the interest on which is tax exempt under Section 103 of the Code;

                      (xvii) None of the assets of the Company are "tax exempt used property" within the meaning of Section 168(h) of the Code; or

                      (xviii)The Company is not a party to, is bound by, or has any obligation under, any tax sharing or similar agreement or arrangement.

        2.2 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to the Sellers, as of the date of this Agreement, as follows:

               (a) ORGANIZATION OF BUYER; AUTHORIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska, with full corporate power and authority to execute and deliver this agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action (including, but not limited to, approval by the Board of Directors) of Buyer and this Agreement constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

               (b) NO CONFLICT. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby by Buyer will (i) violate any provision of the charter or bylaws of Buyer, (ii) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any material agreement or commitment to which Buyer is party or (iii) violate any material statute, law, regulation or rule or any judgment, decree or order of any court or other governmental authority applicable to Buyer.

               (c) LITIGATION. There is no action, suit or proceeding by or before any court or governmental authority pending or, to the knowledge of Buyer, threatened against Buyer which challenges the validity of this Agreement or any action taken or to be taken by Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby.

               (d) NO BROKERS OR FINDERS. Neither Buyer nor any of its affiliates, officers, directors, employees or agents has employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with any of the transactions contemplated hereby.

               (e) CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration by Buyer with, any governmental authority or other third party is required in connection with the execution, delivery and performance by Buyer of this Agreement or the consummation of the transactions contemplated hereby, other than (i) state or local laws and regulations, with which the Buyer will have complied with on or prior to the

Closing Date; and (ii) under Buyer's indenture and senior bank agreements, which consent, approval or authorization Buyer will use its reasonable efforts to obtain or prior to the Closing Date.

               (f) FINANCIAL STATEMENTS OF BUYER. Buyer has delivered to the Sellers a copy of its Annual Report on Form 10-K for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (the "1934 Act Reports"). The balance sheets, related statements of operations and changes of financial position, together with notes thereto ("Buyer's Financial Statements") included in the 1934 Act Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of Buyer as of the dates presented.

               (g) NO MISREPRESENTATIONS. No representation, warranty or statement made, or information provided, by Buyer in this Agreement or in any other document or instrument furnished or to be furnished by or on behalf of Buyer pursuant hereto or as contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading.

                         ARTICLE 3 - COVENANTS AND OTHER
                            AGREEMENTS OF THE PARTIES

        3.1 CONDUCT OF BUSINESS. Except as may be otherwise expressly permitted by this Agreement or with the prior written consent of Buyer, from the date hereof through the Closing, the Sellers will cause the Company to: (a) operate the Business and its other operations only in the ordinary course, consistent with past practice; (b) use its best efforts to preserve intact its business organizations; (c) continue in full force and effect all existing insurance policies (or comparable insurance) of or relating to the Business or the Company; and (d) use its best efforts to maintain its relationships with its lenders, suppliers, customers, licensors and licensees and others having business dealings with the Business. Except as may be otherwise expressly permitted by this Agreement or with the prior written consent of Buyer, from the date hereof through the Closing, the Sellers will not permit the Company to:

                      (i) borrow any funds or otherwise become subject to, whether directly or by way of guaranty or otherwise, any indebtedness for borrowed money;

                      (ii) sell, lease, license or otherwise dispose of any of the assets of the Company, except for sales of finished inventory in the ordinary course of business and consistent with past practice;

                      (iii) create, or permit to be created, any Encumbrance upon any of the assets of the Company, except (A) liens for Taxes not due; (B) purchase money security interests; and (C) mechanics' liens being disputed by the Company in good faith;

                      (iv) grant any severance, continuation or termination pay to any director, officer or employee of the Company;

                      (v) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company;

                      (vi) increase benefits payable or potentially payable under any severance, continuation or termination pay policies or employment agreements with any director, officer or employee of the Company;

                      (vii) increase compensation, bonus or other benefits payable or potentially payable to directors, officers or employees of the Company;

                      (viii) change the terms of any bonus, pension, insurance, health or other Benefit Plan of the Company;

                      (ix) represent to any employee or former employee of the Company that Buyer would assume or continue to maintain any Benefit Plan after the Closing Date;

                      (x) alter the manner of keeping its books, accounts or records or the accounting practices therein reflected;

                      (xi) create or modify any bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in Section 3(3) of ERISA), whether formal or informal;

                      (xii) post or provide any additional bid or performance bonds or letters of credit;

                      (xiii) enter into or modify any employment agreement or similar commitment;

                      (xiv) enter into or modify, or engage in any negotiations with respect to, any collective bargaining, union agreement or similar commitment;

                      (xv) make any capital expenditure or acquire any property or assets (other than raw materials and supplies and dies purchased in the ordinary course of business consistent with the Company's past practices) for a cost in excess of $25,000 or, together with all other such capital expenditures and such acquisitions in excess of $25,000;

                      (xvi) enter into any agreement or commitment having a term in excess of one year;

                      (xvii) enter into any agreement or commitment that restricts the Company from carrying on its business anywhere in the world;

                      (xviii) cancel any debts or waive any claims or rights of substantial value; or

                      (xix) agree or otherwise commit, whether in writing or otherwise, to do any of the foregoing.

        3.2 DILIGENCE IN PURSUIT OF CONDITIONS PRECEDENT. Buyer and the Sellers shall each exercise all reasonable diligence to fulfill their respective obligations hereunder and shall cooperate fully with the other Party in regard to same to accomplish the Closing. The Sellers shall use their best efforts to obtain all necessary third-party consents to the consummation of the transactions contemplated hereby, including, without limitation, any consents required under or in connection with any of the Contracts, required permits or licenses, or any other documents by reason of the change in control of the Company affected by the sale of the Shares to Buyer, by operation of law, or otherwise. In the event that the Sellers are unable to obtain any such consent, the Sellers shall attempt on or prior to Closing to make alternative arrangements reasonably acceptable to Buyer to afford Buyer the benefit of any such Contract, permit or license or the equivalent thereof; provided, however, that Buyer shall not be obligated to assume the Company's obligations under any Contract unless and until the consent to its assignment has been obtained.

        3.3 ACCESS TO INFORMATION. Prior to the Closing Date, upon reasonable prior notice and during normal working hours, the Sellers shall cause the Company to, subject to such limitations or procedures as may be necessary to protect or preserve the attorney-client privilege or the work product doctrine,
(a) give Buyer and its authorized representatives reasonable access to the Company Facilities and to the books and records of the Company; (b) permit Buyer and all such persons to make such inspections as they may reasonably request;
(c) cause its officers to furnish Buyer and all such persons with such financial and operating data and other information with respect to the Business or the Company as Buyer may from time to time reasonably request; and (d) permit Buyer to discuss the business of the Company with the Company's officers, its employees, customers, suppliers and distributors. Buyer's actions under this
Section 3.3 shall be conducted with the consent of the Sellers (which shall not be unreasonably withheld) and in such a manner as not to interfere unreasonably with the operations or commercial relationships of the Company.

        3.4 TRANSITION. Prior to the Closing, Buyer and the Sellers shall use their best efforts to identify and make appropriate arrangements for dealing with any transition problems which may be involved in the transfer of the Shares to Buyer and Buyer's commencement of operations of the business of the Company.

        3.5 MONTHLY FINANCIALS. From the date of this Agreement through the Closing Date, the Sellers shall cause the Company to prepare monthly earnings statements, balance sheet and statements of cash flows for the Company, and to deliver such monthly statements to Buyer as promptly as practicable, but in no event later than five days after their normal completion date. Such monthly financial statements shall fully and fairly set forth the financial condition of, and results of operations for, the Company at each such month-end and for each such period and shall be prepared in accordance with past practices.

        3.6 NO SOLICITATION. Between the date hereof and the earlier to occur of the Closing Date or the termination of this Agreement, neither the Company, the Sellers nor any of their affiliates, directors, officers, employees, representatives or agents shall solicit, encourage (including by way of furnishing any non-public information concerning all or a portion of the Business or the Company) or consider any other acquisition proposal. As used in this Section 3.6, the phrase "acquisition proposal" shall mean a proposal for the acquisition of the Company, all or a portion of the Business, all or a portion of the Shares, or all or a substantial portion of the assets of the Company.

        3.7 EMPLOYMENT AGREEMENT. Chris Moore and Melody Moore will each execute and deliver, and the Sellers will use their best efforts to cause Norman Moeder to execute and deliver to the Company, an Employment Agreement, substantially in the forms of EXHIBITS A-1, A-2 and A-3, respectively, attached hereto.

        3.8 NON-COMPETITION AGREEMENT. Chris Moore and Melody Moore will each execute and deliver to the Company a Non-Competition Agreement, substantially in the form of EXHIBIT B attached hereto.

        3.9 CONSENT AND RELEASE AGREEMENT. The Sellers will use their best efforts to cause John and Catherine Moore to execute and deliver to the Company the Consent and Release Agreement, substantially in the form of EXHIBIT E attached hereto.

        3.10 NOTE ESCROW. On the Closing Date, Buyer shall pay or cause to be paid into an escrow account, pursuant to the Note Escrow Agreement, substantially in the form of EXHIBIT H attached hereto, an amount equal to the outstanding principal balance as of the Closing Date under the Note.

        3.11 LIEN RELEASE. The Sellers will use their best efforts to cause Intrust to execute and deliver to Buyer the Lien Release.

        3.12 FURTHER ASSURANCES. At any time or from time to time after the Closing, the Sellers shall, at the request of Buyer or Buyer's counsel, execute and deliver any further instruments or documents and take all such further action as Buyer or Buyer's counsel may reasonably request in order to evidence or otherwise facilitate the consummation of the transactions contemplated hereby.

        3.13 COBRA COMPLIANCE. The Company and its ERISA Affiliates shall comply with the provisions of COBRA with respect to any Group Health Plan maintained by the Company and any of its ERISA Affiliates as of the Closing Date for the benefit of the employees, former employees or beneficiaries of such employees or former employees of any them.

        3.14 TAX ELECTIONS. Each Party agrees that it will not make any election pursuant to the Code which would have the effect of increasing the amount of tax owed by the other Party as a result of the transactions contemplated herein, unless such Party shall make provision to pay such additional amount of tax, and any tax thereon, which may be applicable.

        3.15 REDEMPTION OF REDEMPTION SHARES. Immediately prior to the Closing on the Closing Date, the Sellers (pro rata) shall sell to the Company, and the Company shall redeem from the Sellers (pro rata), the Redemption Shares for the aggregate purchase price of $1,250,000, which will be paid by a Company check on the Closing Date, 66.66875% to Chris and Melody Moore and 33.33125% to the Trust.

        3.16 WAIVER OF RIGHT OF FIRST REFUSAL. Each of the Sellers unconditionally, on their own behalf as holders of the common stock of the Company and on behalf of the Company, hereby waives any right to notice and first purchase contained in Section 3A of the Bylaws of the Company, and such waiver shall be deemed to satisfy the written consent and filing requirements contained in Section 3A of the Bylaws of the Company.

                        ARTICLE 4 - CONDITIONS TO CLOSING

        4.1 GENERAL CONDITIONS. The obligations of each Party to effect the transactions contemplated by this Agreement shall be subject to (i) termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, if applicable; (ii) there being no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order having been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and (iii) no litigation or governmental proceeding seeking such an order shall be pending or threatened.

        4.2 CONDITIONS TO THE SELLERS' OBLIGATIONS. The Sellers' obligations to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions, any of which may be waived by the Sellers in their sole discretion:

               (a) BUYER'S PERFORMANCE. Buyer shall have performed, in all material respects, the obligations required under this Agreement to be performed by it on or prior to the Closing Date.

               (b) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Buyer contained herein shall be true and correct, in all material respects, at and as of the Closing Date, as if made at and as of such time except to the extent that a different time is specifically stated in such representations and warranties and except as otherwise contemplated by this Agreement, and a certificate of Buyer to such effect, substantially in the form of EXHIBIT F attached hereto, shall be delivered at Closing.

               (c) PAYMENTS. The Sellers shall have received from Buyer the Cash Payment as provided in Section 1.3.

               (d) OPINION OF COUNSEL OF BUYER. The Sellers shall have received an opinion of Gibson, Dunn & Crutcher LLP dated as of the Closing Date, which opinion shall cover matters customarily addressed in similar transactions and shall be in form and substance reasonably satisfactory to counsel for the Sellers.

               (e) ESCROW AGREEMENTS. Buyer shall have executed and delivered to the Sellers the Company Escrow Agreement and the Note Escrow Agreement, substantially in the forms of EXHIBITS G and H, respectively, and shall have or shall have caused to have been deposited into the Company Escrow and the Note Escrow the appropriate amounts as set forth in Sections 1.3 and 3.10, respectively.

        4.3 CONDITIONS TO BUYER'S OBLIGATIONS. Buyer's obligations to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions, any of which may be waived by Buyer in its sole discretion:

               (a) THE SELLERS' PERFORMANCE. The Seller shall have performed, in all material respects, the obligations required under this Agreement to be performed by them on or prior to the Closing.

               (b) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Sellers contained herein shall be true and correct, in all material respects, at and as of the Closing Date as if made at and as of such time except to the extent that a different time is specifically stated in such representations and warranties and except as otherwise contemplated by this Agreement, and a certificate of the Sellers to such effect, substantially in the form of EXHIBIT C attached hereto, shall be delivered at Closing.

               (c) ABSENCE OF MATERIAL ADVERSE CHANGES. There shall not have occurred between the date hereof and the Closing Date any material adverse change in the operations, condition (financial or otherwise), prospects or affairs of the Business or the Company's other operations or any portion thereof.

               (d) APPROVALS AND CONSENTS. The Sellers shall have received all necessary consents, approvals and authorizations, and achieved satisfaction of any third party requirements, as are necessary to consummate the transactions contemplated hereby. In addition, Buyer shall have received any consents or approvals necessary in order to consummate the transactions contemplated hereby pursuant to any indenture, credit agreement or other material agreement pursuant to which Buyer is bound.

               (e) OPINION OF COUNSEL OF THE SELLERS. Buyer shall have received an opinion of Stinson, Lasswell & Wilson, L.C., or such other counsel as may be acceptable to Buyer, dated as of the Closing Date, substantially in the form of EXHIBIT D attached hereto, which opinion shall cover matters customarily addressed in similar transactions and shall be in form and substance reasonably satisfactory to counsel for Buyer and shall expressly permit parties providing financing to Buyer to rely upon its contents to the same extent as if such opinion were addressed and delivered separately to such financing sources.

               (f) DUE DILIGENCE. Buyer shall have completed its business, financial, legal and other due diligence (including, without limitation, any environmental inspections and review of agreements and/or other documents or circumstances referred to in the Schedules hereto) to its reasonable satisfaction on or before the Closing Date.

               (g) EMPLOYMENT AGREEMENTS. The Company shall have received from Chris Moore, Melody Moore and Norman Moeder executed Employment Agreements, substantially in the forms of EXHIBITS A-1, A-2 and A-3, respectively, attached hereto.

               (h) NON-COMPETITION AGREEMENT. The Company shall have received from Chris Moore and Melody Moore executed Non-Competition Agreements, substantially in the form of EXHIBIT B, attached hereto.

               (i) STOCK CERTIFICATES. Buyer shall have received from the Sellers the Stock Certificates.

               (j) CONSENT AND RELEASE AGREEMENT. Buyer shall have received the Consent and Release Agreement, substantially in the form of EXHIBIT E hereto, executed by John and Catherine Moore.

               (k) LIEN RELEASE. Buyer will have received the Lien Release executed by Intrust.

               (l) COMPANY ESCROW AGREEMENT. The Sellers shall have executed and delivered to Buyer the Company Escrow Agreement, substantially in the form of EXHIBIT G attached hereto.

               (m) LLC INTEREST PURCHASE AGREEMENT. Buyer and the Company shall have received from the Interestholders an executed LLC Interest Purchase Agreement.

               (n) REDEMPTION OF THE REDEMPTION SHARES. The Sellers shall have transferred to the Company, and the Company shall have redeemed, the Redemption Shares.

                             ARTICLE 5 - TERMINATION

        5.1 TERMINATION. This Agreement may be terminated prior to Closing as follows:

               (a) at the election of the Sellers, if any one or more of the conditions precedent to their obligation to close contained in Section 4.1 or
4.2 above have not been fulfilled, through no fault of the Sellers, on or before August 31, 1997, which date may in all events be extended by mutual written agreement of the Sellers and Buyer;

               (b) at the election of Buyer, if any one or more of the conditions precedent to its obligation to close contained in Section 4.1 or 4.3 have not been fulfilled, through no fault of Buyer, on or before August 31, 1997 which date may in all events be extended by mutual written agreement of the Sellers and Buyer; or

               (c) at any time on or prior to the Closing Date by mutual written consent of the Sellers and Buyer.

        5.2 EFFECT OF TERMINATION. In the event that this Agreement is terminated pursuant to Section 5.1, this Agreement shall terminate without any liability or further obligation of either Party to the other, except for Sections 8.4 and 8.7 which shall survive such termination. Notwithstanding the foregoing, any termination pursuant to Section 5.1 shall not relieve either Party of liability for any failure to perform or comply with any covenant or other agreement contained in this Agreement prior to the date of termination or any misrepresentation or breach of warranty, or constitute a waiver of any claim with respect thereto.

                     ARTICLE 6 - INDEMNIFICATION AND CLAIMS

        6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in this Agreement or in any ancillary document shall survive the Closing Date for a period of three years following the Closing Date (except for (a) the representations and warranties set forth in Sections 2.1(a), 2.1(b), 2.1(c) and 2.1(d), which representations and warranties shall survive indefinitely without limitation; (b) the representations and warranties set forth in Section 2.1(m), which shall survive for a period of five years following the Closing Date; and (c) the representations and warranties with respect to Taxes, which shall survive until all applicable statutes of limitation (including any extensions thereof) have expired) and shall thereupon expire together with any right to indemnification for breach thereof. The limitations set forth above regarding the survival of claims for breach of representations and warranties shall not apply to any claims arising out of fraud, willful misconduct or gross negligence in the making of the representations and warranties set forth herein.

        6.2 INDEMNIFICATION BY THE SELLERS. Subject to the limitations contained in Section 6.5 below, from and after the Closing Date, each of the Sellers, jointly and severally, and their respective successors and assigns (such entities being collectively hereinafter referred to for purposes of this Article 6 as "the Sellers") shall defend, indemnify and hold Buyer, the Company and their respective successors and assigns harmless to the extent provided in this
Article 6 from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses contingent or otherwise, matured or unmatured, of any nature whatsoever (including reasonable attorneys' fees) ("Losses"), together with interest on cash disbursements in respect thereof at an annual rate of interest equal to 10% per annum based on actual days elapsed from the date such cash disbursements are made until the date Buyer or the Company is indemnified therefor, resulting from or arising out of the following:

               (a) any Losses (irrespective of whether such liabilities arise out of a breach of any representation or warranty contained herein) arising, directly or indirectly, from:

                      (i) Any liability or obligation (absolute, matured, unmatured, contingent or otherwise) of the Sellers or the Company arising out of (A) any pending or threatened Proceeding that is pending or threatened as of the Closing Date; or (B) any negligent, reckless or unlawful action or inaction of the Sellers or the Company prior to the Closing Date (whether based on contract, tort, common law or otherwise) except to the extent such liability or obligation is reflected on the Interim Balance Sheet and arose in the ordinary course of business (it being understood that to the extent any liability of Buyer results from the combined effect or duration of actions or inactions on the part of each of the Company, the Sellers and Buyer, the apportionment of such liability shall be determined pursuant to equitable principles of contribution);

                      (ii) Any liabilities or obligations arising out of defects in, or damages to persons or property arising out of defects in products manufactured or sold by the Company on or prior to the Closing Date which are not specifically reflected on the Interim Balance Sheet;

                      (iii) Any liabilities or obligations of the Company existing on the Closing Date which should have been accrued on the Interim Balance Sheet in accordance with the Company's past accounting practices but which were not so accrued;

                      (iv) Any liabilities or obligations (whether absolute, matured, unmatured, contingent or otherwise) of the Company or any of its ERISA Affiliates, except to the extent such liability or obligation is reflected on the Interim Balance Sheet, arising under any Benefit Plan whether or not listed on Schedule 2.1(q)(i), including, but not limited to, (A) any liability or obligation to any person or governmental authority arising from the failure of any Benefit Plan intended to be qualified under Section 401(a) of the Code to meet such qualification requirement for any period prior to the Closing Date, whether in form or operation; and (B) any accrued or other liability for contributions or payments to be made in respect of service prior to the Closing Date under any of the Benefit Plans;

                      (v) Any liabilities or obligations (whether absolute, matured, unmatured, contingent or otherwise), except to the extent such liability or obligation is reflected on the Interim Balance Sheet, not fully covered by insurance relating to workers' compensation claims made by any employee of the Company (whether filed or presented before or after the Closing Date) in connection with claims arising on or before the Closing Date; and

                      (vi) Any liabilities or obligations of the Company arising out of the Complaint filed against the Company by Isiah White with the Kansas Human Rights Commission on or about October 12, 1996, except to the extent such liability or obligation is reflected on the Interim Balance Sheet;

               (b) any breach of any representation or warranty of the Sellers contained in this Agreement; or

               (c) any non-performance, partial or total, of any covenant or agreement of the Sellers contained in this Agreement.

        Other than a claim by a third party, which shall be subject to the procedures in Section 6.6, if Buyer incurs any Loss, liability or deficiency which it believes is subject to indemnity under this section, Buyer shall give the Sellers (and the escrow agent under the Company Escrow Agreement, if applicable) written notice of its claim for indemnity, and the Sellers shall have thirty (30) days to respond in writing objecting to such claim. If the Sellers do not object to the claim, the Sellers shall, subject to Section 6.5, pay the liability or deficiency claimed by Buyer within thirty (30) days from the date of Buyer's written notice. If the Sellers object to the claim, the dispute shall be resolved in the manner contemplated by Section 8.11 below.

        6.3 INDEMNIFICATION BY BUYER. From and after the Closing Date, Buyer shall indemnify and hold the Sellers harmless to the extent provided in this
Article 6 from and against any and all Losses, together with interest on cash disbursements in respect thereof at an annual rate of interest equal to 10% per annum based on actual days elapsed from the date such cash disbursements are made until the date the Sellers are indemnified therefor, resulting from or arising out of the following:

               (a) any breach of any representation or warranty of Buyer contained in this Agreement; or

               (b) any non-performance, partial or total, of any covenant, obligation or agreement of Buyer contained herein.

        Any such liability, deficiency or indemnity shall be paid by Buyer and its successors or assigns within thirty (30) days from the date the Sellers notify Buyer or its successors or assigns that they have incurred or has become subject to the referenced liability or deficiency and provides Buyer with documentation demonstrating that the Sellers have incurred such liability or deficiency; provided, however, that any dispute arising in connection with the foregoing shall be resolved in the manner contemplated by Section 8.11 below.

        6.4    ENVIRONMENTAL MATTERS.

               (a) In addition to the provisions of Section 6.2, each of the Sellers, jointly and severally, shall defend, indemnify and hold harmless Buyer, and shall reimburse Buyer for, any Losses (including, but not limited to, costs of investigation, Cleanup (as defined in Section 6.4(a)(i)) or other remediation and reasonable attorney fees) arising from or in connection with:

                      (i) (A) any cleanup, removal, containment, monitoring or other remediation (collectively, "Cleanup") required by applicable Environmental Law or (B) or any bodily injury (including, but not limited to, sickness, disease or death), personal injury, property damage (including, but not limited to, trespass, nuisance, wrongful eviction or deprivation of the use of real property) or other damage ("Non-Cleanup Injury") arising from, any Environmental Condition existing on or prior to the Closing Date or any Hazardous Material that was (1) generated, used, stored, treated, released, discharged, disposed of, transported or arranged by contract, agreement or otherwise to be stored, treated, released, discharged, disposed of, or transported (collectively, "Generated") by the Company on or prior to the Closing Date; (2) present on any Company Facility if such Hazardous Material emanated from any Company Facility or other property on or before the Closing Date; (3) present on any other property if such Hazardous Material was Generated by the Company on or prior to the Closing Date and emanated from any Company Facility; or (4) present on any other property if such Hazardous Material was

        Generated by the Company on or prior to the Closing Date and emanated from any other property; and

                      (ii) any failure by the Company or its agents, representatives, employees, officers, directors, shareholders, controlling persons or affiliates to comply at any time prior to the Closing Date with any Environmental Law.

               (b) In addition to the provisions of Section 6.3, Buyer shall defend, indemnify and hold harmless the Sellers, and shall reimburse the Sellers for, any Losses (including, but not limited to, costs of investigation, Cleanup or other remediation and reasonable attorney fees) arising from or in connection with:

                      (i) (A) any Cleanup required by applicable Environmental Law or (B) or any Non-Cleanup Injury arising from, any Hazardous Material that was (1) Generated by the Company after the Closing Date;
        (2) present on any Company Facility if such Hazardous Material was Generated by the Company after the Closing Date and emanated from any Company Facility or other property after the Closing Date ; (3) present on any other property if such Hazardous Material was Generated by the Company after the Closing Date and emanated from any Company Facility after the Closing Date; or (4) present on any other property after the Closing Date if such Hazardous Material was Generated by the Company after the Closing Date and emanated from any other property after the Closing Date; and

                      (ii) any failure by Buyer or its agents, representatives, employees, officers, directors, shareholders, controlling persons or affiliates to comply at any time after the Closing Date with any Environmental Law relating to the Company.

               (c) The indemnified Party shall give the indemnifying Party written notice within 30 days of the indemnified Party's knowledge of any investigation, proceeding, liability or deficiency which the indemnified Party believes will be subject to indemnity under this section. The indemnifying Party shall have the right to participate in any Cleanup and related proceedings. Any dispute shall be resolved in the manner contemplated by Section 8.11 below.

        6.5    LIMITATION ON INDEMNIFICATION.

               (a) Neither the Sellers, Buyer nor any of their respective affiliates, directors, officers, employees or agents shall be entitled to make any claim for indemnification under this Article 6 with respect to any breach of any particular representation or warranty contained herein, after the date on which such representation and warranty ceases to survive pursuant to Section 6.1; provided, however, that, if prior to the close of business on the date any representation or warranty ceases to survive, the indemnifying Party shall have received written notification of a claim for indemnity hereunder specifying in reasonable detail the basis of any such claim, and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue as a basis for indemnity until it is finally resolved or disposed of, subject to applicable statutes of limitation. Any recovery by the Sellers or Buyer pursuant to this Article 6 shall be limited to the extent that neither Party shall be entitled to any indemnification hereunder unless or until the Losses which the indemnified party is entitled to recover hereunder exceed, in the aggregate, $25,000 (the "Threshold"), in which event the indemnified party shall be entitled to recover the total amount of such Losses. Notwithstanding the foregoing, however, the Threshold shall not apply to any Losses resulting from, or arising out of, Section 6.2(a)(i), (iv) or (vi),
Section 6.4 or by reason of a breach of the representations set forth in Sections 2.1(a), (b), (c) or (d) (collectively, the "Excluded Items").

               (b) Other than Losses resulting from, or arising out of, the Excluded Items, the Sellers' responsibility for Losses resulting from, or arising out of, facts or circumstances not disclosed to Buyer in this Agreement (including the Schedules attached hereto) shall be limited to a dollar amount equal to the Purchase Price (the "Cap"), provided, further, that the Cap shall not apply to any Losses which Buyer may suffer or incur by reason of fraud or willful misconduct on the part of the Sellers. In the event of any Losses, Buyer shall first seek to satisfy such Losses by way of set-off against amounts held in the Company Escrow. Buyer shall have direct recourse against the Sellers solely in the event the amount of Losses for which the Sellers are responsible pursuant to this Article 6 shall exceed the amount then held pursuant to the Company Escrow Agreement.

               (c) Notwithstanding anything to the contrary contained in this Agreement, the limitations set forth in this Section 6.5 shall not apply to
Article 7.

        6.6 THIRD PARTY CLAIMS. If a claim by a third party is made against an indemnified Party, and if such indemnified Party intends to seek indemnity with respect thereto hereunder, the indemnified Party shall promptly (and in any case within 30 days of such claim being made and within the period provided in
Section 6.5, if applicable) notify the indemnifying Party of such claim. The indemnifying Party shall have 60 days after receipt of such notice to, without reserving any rights, undertake, conduct and control, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the indemnified Party shall cooperate with it in connection therewith; provided that
(a) the indemnified Party may take any action necessary to preserve any rights or defenses in connection with a claim prior to the indemnifying Party undertaking the defense thereof; (b) after undertaking the settlement or defense of a claim, the indemnifying Party shall permit the indemnified Party to participate in such settlement or defense through counsel chosen by the indemnified Party, provided the fees and expenses of such counsel shall be borne by the indemnified Party; (c) the indemnifying Party shall promptly reimburse the indemnified Party for the full amount of any Loss resulting from such claim and all related expenses incurred by the indemnified Party within the limits of this Article 6, including any expenses and attorney fees relating to the defense of the claim prior to the indemnifying Party undertaking the settlement or defense thereof (except for expenses contemplated by clause (b) preceding); and
(d) that any such settlement or defense by the Sellers shall be subject to approval by Buyer, which approval shall not be unreasonably withheld. So long as the indemnifying Party is reasonably contesting any such claim in good faith, the indemnified Party shall not pay or settle any such claim. Notwithstanding any of the foregoing, the indemnified Party shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying Party. Subject to the limitations set forth in Section 6.5, if the indemnifying Party does not notify the indemnified Party within 60 days after the receipt of the indemnified Party's notice of claim of indemnity hereunder that it elects to undertake the settlement or defense thereof, the indemnified Party shall have the right to contest, settle or compromise the claim in the exercise of its reasonable judgment (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking account of costs and expenditures) at the expense of the indemnifying Party.

                                ARTICLE 7 - TAXES

        7.1    TAX INDEMNITY.

               (a) For purposes of this Article 7, the term "Tax Indemnitee" shall mean and include Buyer and any corporation or other entity which is, directly or indirectly, controlled by Buyer, or any successor in interest to, or transferee of, Buyer, as the case may be, as determined from time to time, including, without limitation, the Company and any successor in interest to, or transferee of, the Company.

               (b) Notwithstanding Article 6, each of the Sellers shall, jointly and severally, indemnify and hold harmless each Tax Indemnitee on an after-tax basis from and against the payment of all Taxes and any Losses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) arising out of or incident to the imposition of any Tax:

                      (i) for which liability is or shall be incurred by an affiliated group (as defined in Section 1504(a) of the Code as in effect during the relevant period) of which the Company or any predecessor in interest has been a member at any time prior to the Closing Date;

                      (ii) for which liability is or shall be incurred by the Company or any predecessor in interest with respect to any taxable year or period beginning prior to the Closing Date;

                      (iii) resulting from the breach of any representation or warranty of the Sellers contained in Section 2.1(cc) hereof; or

                      (iii) triggered or resulting from the transactions contemplated by this Agreement, except any tax triggered by or resulting from any election made by Buyer or the Company after the Closing Date;

provided, however, that for purposes of computing the amount of the Tax liability subject to indemnification pursuant to paragraph (ii) of this subsection (b), any such taxable year or other period that ends after the Closing Date shall be deemed to end at the close of business on the Closing Date.

               (c) The Company shall cause to be prepared all returns which are in respect of the Taxes of the Company or any predecessor in interest for taxable years or periods ending on or prior to the Closing Date but which are due to be filed (taking into account any applicable extensions of time for filing) after the Closing Date. In preparing such returns, the Company shall exercise its judgment relating to the determination of the timing of items of income and deduction in good faith and in a means consistent with prior practice. In the case of any such return, (i) the Sellers, upon proper notification and satisfactory documentation of the amount of Tax due with respect to the return in question, shall pay to the Company, within three (3) days of demand by the Company, the amount of Tax due to the extent that the Tax due exceeds the amount of any accrual on the Closing Balance Sheet for such Tax due; or (ii) Buyer, upon proper notification and satisfactory documentation of the amount of Tax due with respect to the return in question, shall pay to the Sellers, within three (3) days of demand by the Sellers, the amount of Tax due to the extent that the Tax due is less than the amount of any accrual on the Closing Balance Sheet for such Tax due.

               (d) The Tax Indemnitee and the Sellers shall cooperate with each other in the conduct of any audit or other proceedings involving the Company or any entity with which it is consolidated or combined for any Tax purposes. In the event a written claim shall be made by any governmental authority which, if successful, would result in an obligation on the part of any of the Sellers to indemnify any Tax Indemnitee pursuant to this section, the Tax Indemnitee shall within ten (10) days of receipt of such claim give notice to the Sellers of the same in writing specifying in reasonable detail the basis of such claim, action or suit and the facts pertaining thereto, and shall not make payment of the Tax claimed for at least thirty (30) days after the giving of such notice. If any of the Sellers wishes to contest such claim, the Sellers shall have the right to control and make all decisions regarding such audit or contest, including selection of a forum for contest, and the Tax Indemnitee agrees that in such event it shall execute, deliver and file a power of attorney naming the Sellers and its counsel or appropriate agent as attorneys-in-fact for such audit or contest and such other instruments or documents as may be reasonably requested by any the Sellers to carry out the provisions of this paragraph; provided, however, that without the consent of Buyer, the Sellers shall not settle or otherwise compromise any such audit or contest if it would have the effect of materially increasing the Company's liability for Taxes for any taxable period after the Closing Date.

        7.2 PURCHASE PRICE ADJUSTMENT. Any indemnification payments made pursuant to this Article 7 shall be treated by the Parties as a Purchase Price adjustment unless determined otherwise in a final determination as defined in
Section 1313 of the Code.

        7.3 SURVIVAL. All indemnifications, covenants, agreements, representations and warranties relating to Taxes contained in this Agreement shall survive until all applicable statutes of limitations (including extensions thereof) have expired with respect to each taxable period or item that is the subject of such indemnification, covenant, agreement, representation or warranty.

                         ARTICLE 8 - GENERAL PROVISIONS

        8.1 NOTICES. Any notice, request or other communication required or allowed under this Agreement shall be in writing and shall be deemed given (a) upon personal delivery, (b) on the first business day after receipted delivery to a courier service which guarantees next-business-day delivery, under circumstances in which such guaranty is applicable, or (c) on the earlier of delivery or three business days after mailing by United States certified mail, postage and fees prepaid, to the appropriate Party at the address set forth below or to such other address as the Party so notifies the other in writing. Any notice may also be sent by telecopier, but shall be deemed to have been given when delivered by one of the methods listed above.

As to Buyer:
By Personal Delivery, Courier                Data Documents, Inc.
or Certified Mail to:                        4205 South 96th Street
                                             Omaha, Nebraska  68127
                                             Attention:  Mr. Walter J. Kearns

By Telecopier Transmission:                  (402) 339-0485 accompanied by telephonic
                                             confirmation of transmission to (402) 339-0900

With a Copy to:                              Gibson, Dunn & Crutcher LLP
By Personal Delivery, Courier                2029 Century Park East
or Certified Mail to:                        Suite 4000
                                             Los Angeles, CA  90067
                                             Attention:  Kenneth M. Doran, Esq.

By Telecopier Transmission:                  (310) 551-8741 accompanied by telephonic
                                             confirmation of transmission to (310) 557-8127

As to the Sellers:
If to Chris Moore or Melody Moore, by        Christopher C. and Melody J. Moore
Personal Delivery, Courier or Certified      2534 North Lake Ridge Court
Mail to:                                     Wichita, Kansas 67205

By Telecopier Transmission:                  (316) 721-3486 accompanied by telephonic
                                             confirmation of transmission to (316) 721-3486

If to the Trust, by Personal Delivery,       Richard J. Koll, CPA
Courier or Certified Mail to                 8100 E. 22nd Street North
                                             Wichita, Kansas 67226

By Telecopier Transmission:                  (316) 683-6868 accompanied by telephonic
                                             confirmation of transmission to (316) 683-1040

With a copy to:                              Stinson, Lasswell & Wilson, L.C.
By Personal Delivery, Courier or Certified   300 West Douglas, Suite 430
Mail to:                                     Wichita, Kansas 67202
                                             Attention:  David K. Holmes, Esq.

By Telecopier Transmission:                  (316) 264-3791 accompanied by telephonic
                                             confirmation of transmission to (316) 264-9137

        8.2 ENTIRE AGREEMENT; INCORPORATION; SUBSEQUENT MODIFICATIONS. This Agreement, together with all Exhibits and Schedules attached hereto or pursuant to Section 1.4, to be attached hereto, contain the entire agreement between the Parties and supersede all prior oral or written agreements between the Parties with respect to the subject matter hereof, and no Party shall be liable or bound to the other in any manner by any warranties, representations, covenants or agreements except as specifically set forth herein or expressly required to be made pursuant hereto. No modification of this Agreement shall be effective unless set forth in writing and signed by all of the Parties hereto.

        8.3 ASSIGNMENT; BINDING EFFECT; THIRD PARTY BENEFICIARIES. This Agreement shall not be assignable by any of the Parties hereto; provided, however, that (a) Buyer may assign this Agreement to any direct or indirect wholly owned subsidiary, (b) Buyer may assign to its lenders all or any portion of its rights under this Agreement (including, without limitation, its rights to indemnification pursuant to Articles 6 or 7 hereof) and (c) should Buyer sell, transfer, convey, pledge or encumber all or any portion of the assets or securities purchased hereunder, Buyer may assign rights under this Agreement (including all or part of its rights to indemnification pursuant to Articles 6 or 7 hereof) appurtenant to such assets or securities without the prior consent of the Sellers. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns. This Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the Parties.

        8.4 EXPENSES OF SALE. Each Party shall bear its own direct and indirect costs and expenses incurred in connection with the negotiation and preparation of this Agreement, including the execution, delivery and performance of that certain Letter of Intent dated May 22, 1997, and the consummation and performance of the transactions contemplated hereby; provided, however, that in the event the transactions contemplated hereby are consummated, the expenses incurred by the Company will be paid by the Company and the Purchase Price will be adjusted pursuant to Section 1.4.

        8.5 KNOWLEDGE. Certain of the representations and warranties are made "to the best knowledge" or "to the knowledge." The Parties hereto agree that the meaning of such expression shall in all cases be understood as comprising actual knowledge and belief of the Party making such representations and warranties or any officer, director or employee of such Party after inquiry of such Party's employees and representatives and review of such Party's files, books and records.

        8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and such fully executed copies shall be considered an original which together shall constitute one Agreement.

        8.7 INTERPRETATION AND GOVERNING LAW. This Agreement shall be construed as though prepared by both Parties hereto. Captions at the beginning of each section and each subsection are solely for the convenience of the Parties and shall not modify the text of this Agreement. This Agreement shall be construed and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

        8.8 SEVERABILITY. If any portion of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable after all appeals have either been exhausted or the time for any appeals to be taken has expired, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        8.9 REFERENCE TO DAYS. All references to days shall be calendar days unless otherwise expressly stated. When the last day prescribed for performing an act falls on Saturday, Sunday or a legal holiday, the performance of such act shall be considered timely if it is performed on the next succeeding day which is not a Saturday, Sunday or legal holiday.

        8.10 PRESS RELEASE. Except as provided below, prior to the Closing, the Parties will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby, and neither Party shall issue any such press release nor make any such public statement without the prior written consent of the other Party, except as may be required by law.

        8.11 DISPUTE RESOLUTION. To the fullest extent permitted by applicable law, any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement or otherwise arising out of the execution of this Agreement, including any claim based on contract, tort or statute, shall be determined, at the request of any Party, by arbitration conducted in such location as the Parties may agree, or if the Parties cannot reach such an agreement, then in Kansas City, Missouri, in accordance with and to the extent permitted by the Rules for Commercial Arbitration of the American Arbitration Association (the "AAA"), as amended and in effect on the date the demand for such arbitration is filed with the AAA. The arbitrator shall set forth his determination in writing (which shall be sent to each party to such arbitration) and shall enumerate in reasonable detail the basis of his determination. To the fullest extent permitted by applicable law, any judgment or award rendered by the arbitrator will be final, conclusive and binding. Judgment may be entered on any final arbitration award by any federal or state court or any other court having jurisdiction thereof. The pendency of any arbitration under this Section 8.11 shall not relieve any Party of its obligations under this Agreement. To the fullest extent permitted by applicable law, any controversy concerning whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this Section 8.11 shall be determined by the arbitrator. To the fullest extent permitted by applicable law, if any Party hereto shall resort to legal proceedings for injunctive or any other similar relief pending the outcome of any such arbitration proceeding or prior to the initiation thereof, such Party shall not be deemed to have waived its rights to cause such matter or any other matter to be referred to arbitration pursuant to this Section 8.11. The arbitrator shall be a retired or former judge of any appellate court or Superior Court of the States of Kansas, Nebraska or Missouri, any United States appellate court or the United States District Court for any Kansas, Nebraska or Missouri district, provided such individual has substantial professional experience with regard to corporate and transactional legal matters. It is intended that this agreement to arbitrate be valid, enforceable and irrevocable. The arbitrator shall have authority in his discretion to grant injunctive relief, award specific performance and impose sanctions upon any party to any such arbitration. In his award, the arbitrator shall allocate among the Parties to the arbitration all costs of arbitration, including the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the Parties.

        IN WITNESS WHEREOF, each of the Parties have caused this Agreement to be executed in their respective names individually and by their respective corporate officers, duly authorized, as of the day and year first above written.

SELLERS:

                                 /s/ Christopher C. Moore
                                 -----------------------------------------------
                                 CHRISTOPHER C. MOORE, an individual


                                 /s/ Melody J. Moore
                                 -----------------------------------------------
                                 MELODY J. MOORE, an individual

                                 CHRIS AND MELODY MOORE
                                 CHARITABLE REMAINDER UNITRUST

                                 By:/s/ Richard J. Koll
                                    --------------------------------------------
                                    Richard J. Koll
                                    Trustee

BUYER:                           DATA DOCUMENTS, INC.,
                                 a Nebraska corporation

                                 By: /s/ Walter J. Kearns
                                    --------------------------------------------
                                    Walter J. Kearns, President and
                                    Chief Executive Officer


With respect only to
Section 3.15 of
this Agreement:

THE COMPANY:                     MOORE LABELS, INC.,
                                 a Kansas corporation



                                 By: /s/ Christopher C. Moore
                                    --------------------------------------------
                                     Christopher C. Moore, Chief
                                        Executive Officer